UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2016

Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition
The information set forth in Item 7.01 below and in Exhibit 99.1 hereto is, to the extent required, incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure
Commodity Price Update and Earnings Call Announcement
On April 18, 2016, Bill Barrett Corporation (the “Company”) issued a press release containing an update on certain first quarter 2016 commodity price data.
Additionally, the Company announced plans to host a webcast and conference call at 10:00 a.m. Eastern time (8:00 a.m. Mountain time) on Friday, May 6, 2016 to discuss its financial and operating results for the first quarter of 2016. The webcast may be accessed at the Company’s website (www.billbarrettcorp.com), or by telephone by calling 855-760-8152 (631-485-4979 international callers) with passcode 90845487. The webcast will remain available on the Company’s website for approximately 30 days, and a replay of the call will be available through May 13, 2016 at 855-859-2056 (404-537-3406 international) with passcode 90845487.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 18, 2016	BILL BARRETT CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 18, 2016.